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                              CIGNA CORPORATION
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Wilson H. Taylor                                                         [LOGO]
Chairman and Chief Executive Officer
CIGNA Corporation
OLP 55
1650 Market Street
Philadelphia, PA 19192-1550

Telephone 215.761.6001
Facsimile 215.761.5517


April 12, 1995


Dear Shareholder:

You recently received the CIGNA annual report and proxy statement. I wanted to offer several additional comments in regard to the new long-term incentive plan for which your approval is sought.

The basic objective of the new plan (which will supplement and eventually replace CIGNA's existing stock compensation plan) is to further strengthen the link between operational and share performance. Through the plan, well over 2000 executives, middle managers and professionals will be eligible to receive stock awards. Particularly for senior executives, CIGNA has placed an increasing emphasis in recent years on stock options as a preferred form of stock-based compensation, and we expect options will continue to be an important component of our overall compensation program.

This new plan will enable the Board of Directors to continue providing competitive compensation designed to encourage growth in total shareholder return by linking employee compensation to stock performance. In addition, the plan permits CIGNA to maintain its tax deduction for certain types of incentive compensation.

I would note that in the 12-month period ended March 31, total shareholder return was 32% - a return greater than that of the S&P 500 Index. The new plan is designed to contribute to further growth in total shareholder value.

I encourage you to vote to approve the long-term incentive plan. Should you have questions, please give me or Don Levinson, the head of human resources (215.761.6190), a call.


/s/ Wilson H. Taylor